UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008 (April 7, 2008)

______________

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	000-25499	88-0390360
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5625 Arville Street, Suite E, Las Vegas, Nevada 89118

(Address of Principal Executive Office) (Zip Code)

(702) 889-8777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2008, Siena Technologies, Inc. (“Siena” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Mr. J. Michael Kelley, Kelley II, LLC, a newly formed Nevada limited liability company (“Kelley II”), and Kelley Communication Company, Inc., a Nevada corporation, and a wholly owned subsidiary of the Company (“Kelley Communication”).  Mr. Kelley owns 100% of the limited liability company membership interests of Kelley II, and is its sole managing member.  Additionally, he may be deemed to be the beneficial owner of approximately 13,816,577 shares of Siena’s capital stock (the “Kelley Shares”), and is a former director of the Company, who served from September 22, 2005 until January 2008. Mr. Kelley has transferred the Kelley Shares to Kelley II for purposes of consummating the transactions contemplated by the Agreement.

The Company had acquired Kelly Communication on September 22, 2005.  Kelley Communication, which operates through two divisions, Kelley Technologies and Enhance Home Technology, specializes in the design, development and integration of automated system networks known as “smart technologies,” primarily for the gaming, entertainment and luxury residential markets.

Pursuant to the Agreement, Kelly Communication sold certain of its Assets to Kelley II.  Such assets include, but are not limited to all equipment, all rights of the Kelly Communication against vendors, all customer lists, files and related information, all inventory, all rights of the Kelly Communication under certain contracts, all permits, all intellectual property of Kelly Communication, including trademarks, service marks, trade names, domain names, web sites, phone, fax and email addresses, all rights or choses in action following the closing of the acquisition related to Kelly Communication’s business, all books and records, all computer software, hardware, data rights and documentation, all cash and cash equivalents, and all goodwill related to these assets.   Certain assets of Kelly Communication were excluded from the transaction.  A complete description of the assets sold and the excluded assets are set forth in the Agreement.

In exchange for the sale of the Assets, Kelley II assumed certain liabilities of Kelley Communication, which include, but are not limited to, the liabilities, if any, relating to the Obligations and Liabilities (each as defined in the Agreement) of Kelly Communication and Siena with respect to the sale of Tuscany Services, LLC, with respect to that certain Settlement Agreement dated January 31, 2007, by and between Kelly Communication, Kelley Technologies, LLC, Michael Kelley, Siena, Lisa Cox, individually and as Special Administratrix of the Estate of Stephen L. Cox, and with respect to that certain Confession of Judgment entered into by the District Court, Clark County, Nevada, dated December 1, 2007, in favor of Technology In Practice, LLC against Kelly Communication.

Additionally, in exchange for the Assets, Kelley II assigned and transferred to Siena all of the Kelley Shares.

The closing of the transaction is expected to occur on or about May 15, 2008, and is subject to the satisfaction of certain closing conditions, including but not limited to approval of the transaction by the holders of a majority of the issued and outstanding common stock of Siena.

The foregoing summary of the Asset Purchase Agreement and of the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated as of April 7, 2008, by and among Siena Technologies, Inc., Kelley II, LLC, J. Michael Kelley and Kelley Communication Company, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SIENA TECHNOLOGIES, INC.

By:	/s/ Anthony DeLise
Anthony DeLise Interim President and CEO

Date: April 9, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated as of April 7, 2008, by and among Siena Technologies, Inc., Kelley II, LLC, J. Michael Kelley and Kelley Communication Company, Inc.